Exhibit 32

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Bay National Corporation (the “Company”) each certifies, to the best of his knowledge, that the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hugh W. Mohler

Hugh W. Mohler
Chairman, President and Chief Executive Officer
November 14, 2007

/s/ Mark A. Semanie

Mark A. Semanie
Executive Vice President and Chief Financial Officer
November 14, 2007

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-QSB or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.